EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-158556 and 333-158554) and Registration Statements on Form S-8 (Nos. 333-160527, 333-155441 and 333-148299) of SandRidge Energy, Inc., of our report dated February 27, 2012 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Tulsa, Oklahoma

February 27, 2012